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                                                               EXHIBIT 24.2

                             SECRETARY'S CERTIFICATE


         The undersigned hereby certifies that:

         He is now and at all times herein mentioned has been the duly elected, qualified and acting Secretary of Championship Auto Racing Teams, Inc. a duly organized and existing Delaware corporation, and in charge of the minute books and corporate records of said corporation. Attached hereto and marked Exhibit A is a true copy of resolutions duly adopted by the Board of Directors of said corporation on December 17, 1997; and said resolutions have not been modified or rescinded and are at the date of this Certificate in full force and effect.

         IN WITNESS WHEREOF, the undersigned has executed this certificate and affixed the corporate seal of said corporation on this 19th day of December, 1997.




                                                  /s/ Michael J. Mills
                                                  -----------------------------
                                                  Michael J. Mills, Secretary






















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                                    EXHIBIT A

RESOLVED FURTHER, that Andrew H. Craig is authorized to sign the registration statement and execute a power of attorney on behalf of the Company and as the Company's President and Chief Executive Officer (Principal Executive Officer), and that Randy K. Dzierzawski is authorized to sign the registration statement and execute a power of attorney as the Company's Chief (and Principal) Financial Officer and Chief Accounting Officer, which powers of attorney appoint Andrew H. Craig, Randy K. Dzierzawski, Jack A. Bjerke, and Amy M. Shepherd and each of them, as Attorney-in-Fact and agents to execute all necessary documents required to be filed with the Securities and Exchange Commission or any state in connection with the registration of the Stock.